                                                                       EX-10.38


                       ASSIGNMENT AND AGREEMENT OF LEASE

      This Assignment and Agreement of Lease is entered into this 8th day of August, 1997 by and between SKF USA Inc., a corporation of the State of Delaware duly qualified to do business in the State of Indiana (hereinafter called "SKF") and Bremen Bearings, Inc., a corporation of the State of Delaware duly qualified to do business in the State of Indiana (hereinafter called "Bremen").

      WHEREAS, as of the 1st day of November, 1964, Brem, Inc., an Indiana corporation, as Landlord, entered into an Agreement of Lease with SKF, as Tenant, for the lease and rental of the premises and on the terms and conditions therein recited, a copy of which Lease is attached hereto as Exhibit A; and

                                 NOW THEREFORE

      1. Pursuant to Section 404 of said Lease, SKF hereby assigns and transfers unto Bremen its interest in and to all that certain Agreement of Lease dated July 16, 1962, between Brem, Inc. and SKF, all as is more particularly set forth in Exhibit A.

      2. Bremen assumes from the date hereof each and every one of the rights, privileges, duties and obligations of SKF as recited in said Lease as amended during the remaining term and any renewal term and any renewal term thereof, and to do every and all things and make all payments therein stated for SKF to do and perform.

      3. Upon approval of this Assignment and Agreement of Lease, SKF shall be relieved from all further obligations under said Lease.

      4. SKF warrants and represents it is not in default under said Lease, as amended, and that the Lease as amended is in all respects valid, subsisting and in good standing.

      IN WITNESS WHEREOF, SKF and Bremen each has caused this Assignment and Agreement of Lease to be executed respectively by its duly authorized officer.


                                           SKF USA Inc.


                                       By: /s/ Allen Belenson
                                           ------------------------------
                                           Vice President


                                           Bremen Bearings, Inc.


                                       By: /s/ Michael S. Gostomski
                                           ------------------------------
                                           Ex. Vice President

ASSENT:

      Brem, Inc. by the signature of its duly authorized officer acknowledges receipt of a copy of the above Assignment and Agreement of Lease and assents thereto according to the terms thereof.


                                           Brem, Inc.


                                       By: /s/ [ILLEGIBLE]
                                           ------------------------------
Dated: August 8, 1997                      (Title) VP

                                                                       EXHIBIT A

                               AGREEMENT OF LEASE

            This Agreement of Lease made as of the 1st day of November, 1964, between BREM, INC., an Indiana corporation, having a place of business in Philadelphia, Pennsylvania, c/o Fidelity-Philadelphia Trust Company, 135 South Broad Street, 19109, (hereinafter called "Landlord") and SKF INDUSTRIES, INC., a Delaware corporation, having its principal place of business at Front Street and Erie Avenue, Philadelphia, Pennsylvania, with a postal address of P.0. Box
6731, Philadelphia, Pennsylvania, 19132, (hereinafter called "Tenant").

                                   WITNESSETH

            That for and in consideration of the promises and agreements hereinafter set forth, the parties hereto do hereby promise, covenant and agree to and with each other as follows:

                        ARTICLE 1 - THE LEASED PREMISES

            Sec. 101 Landlord does hereby lease unto Tenant and Tenant rents from Landlord the land described in Exhibit "A", attached hereto and forming a part hereof, consisting of approximately ten and one quarter (10-1/4) acres together with the one story building thereon.

            Landlord warrants that the building is free from defects of work and material supplied by and for Landlord, said warranty to run for a period of one year from November 1, 1964, or the date of completion whichever is later, and to the extent that any such defects appear in the work and material for which Landlord is responsible, same shall be cured by Landlord at its own expense or Tenant may cure the same and charge Landlord therefor, including the right on the part of the Tenant to deduct the cost thereof from any rental payments due to Landlord.

Sec. 102 All fixtures, machinery and equipment which are necessary to the general operation and maintenance of the leased premises shall be the property of Landlord whether owned by Landlord at the commencement of the term, subsequently purchased by Landlord, or purchased by Tenant in accordance with the provisions of this lease. All lighting fixtures, heating equipment and air-conditioning equipment integral to the leased premises shall be considered necessary to the general operation and maintenance of the premises.

            Trade fixtures, machinery and other equipment which are supplied and used by Tenant in the conduct of its business and which are not necessary for the general operation and maintenance of the leased premises, but which may be affixed to the leased premises in such manner as might, under applicable local laws, cause the same to be regarded as part of the real property, shall be the property of Tenant and may be removed by Tenant at any time prior to the termination of the lease or any extension thereof. Tenant shall, at its expense, remove such trade fixtures at the expiration of the term or any extension thereof, and repair at its own expense any damage caused by such removal.

Sec. 103 As used in this agreement, "Premises!!" means the promises described in
Section 101 above, and includes all improvements now or hereafter located or constructed on the premises, including the fixtures and equipment therein which are the property of Landlord as above described. "Improvements" means all buildings and other improvements now or hereafter located or constructed on the premises.

                  ARTICLE 2 - TERM OF LEASE, POSSESSION, RENT

Sec. 201 The term of This Agreement of Lease shall commence on November 1, 1964 and shall end at noon July 16, 1987, subject to the right of Tenant to renew this Agreement of Lease for a term of fifteen (15) years from such expiration date.

Sec. 202 Tenant agrees to pay Landlord as rent the monthly sum of Three Hundred Thirty-Five Dollars ($335.00) for the initial term set forth in Section 201, said rental to be paid in advance for each and every month within ten (10) days of the first day of the month.

Sec. 203 Tenant shall have the option to renew this Agreement of Lease for a fifteen (15) year term following the expiration of the term set forth in Section 201, such option to be exercised at least six (6) months before the termination of the term set forth in Section 201, by giving written notice to Landlord by mail postpaid or delivered to Landlord of the intent of Tenant to renew this Agreement of Lease.

            The renewal shall be on the same terms and conditions as those herein contained except that the monthly rent to be paid by Tenant to Landlord during said renewal term shall be Two Hundred Dollars ($200.00) payable in advance within ten (10) days of the first day of the month.

Sec. 204

            If tenant remains in possession of the premises without written consent of Landlord, after the term of this lease or after the extension period if Tenant has elected to extend as set forth in Section 203, such holding-over shall, if rent is accepted by

Landlord for any period after the expiration of the term and Tenant has not exercised its option to extend, as well as for any period after the expiration of the extension period, create a tenancy from year to year at the monthly rental payable as set forth in Section 203 and otherwise upon the terms and conditions of this lease. Either Landlord or Tenant may terminate such a tenancy at the end of any such year upon not less than ninety (90) days' notice of termination; provided that, upon notice to Tenant within sixty (60) days after any such holding over, Landlord may elect that the hold-over tenancy shall be from month to month and terminable by Landlord or Tenant at the end of any month upon thirty (30) days' notice.

Sec. 205 The receipt of any rent by Landlord, whether the same be that originally reserved or that which may be payable under any of the covenants or agreements herein contained, or any portion thereof, shall not be deemed to operate as a waiver of the rights of Landlord to enforce the payment of rent previously due or which may thereafter become due or to forfeit this lease by the remedies reserved by Landlord hereunder, and the failure of Landlord to enforce any covenant or condition concerning which Tenant shall be guilty of a breach or be in default shall not be deemed to avoid the right of Landlord to enforce the same or any other covenants and conditions on the occasion of any subsequent breach or default.

Sec. 206 Subsequent to Tenant's occupancy and during the remainder of the term of this lease or any extension thereof, Tenant shall at all times keep in good order and condition, and at its cost and expense make all repairs, inside and out, ordinary as well as extraordinary, structural or otherwise, to all buildings and structures now or hereafter constructed on or appurtenant to said premises, and all equipment thereof, including, but not being limited to, all engines, dynamos, boilers, elevators, machinery, pipes, ducts, conduits, plumbing, heating and air conditioning installations, wiring, gas and steam and electrical fittings, and all other equipment of every nature whatsoever.

            Landlord shall have the right at reasonable times to inspect the premises.

            Landlord may make or cause to be made any repairs which Landlord determines are necessary for the protection and maintenance of the premises, if Tenant fails to commence such repairs within thirty (30) days after written notice from Landlord, unless emergency conditions require immediate commencement, and Tenant shall pay Landlord promptly, as additional rent, any expenditures by Landlord for such work. Any receipt showing the payment of any such repairs shall be presumptive evidence against Tenant that the amount of such payment was due and payable.

            Tenant shall not permit any mechanics' or similar liens to remain upon the premises for labor or material claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the premises or at the direction or with the consent of Tenant. Tenant may contest the validity of any such lien or claim, provided Tenant, if required by Landlord, shall give to Landlord reasonable security, not to exceed double the amount of the claim, to insure payment and to prevent any sale, foreclosure or forfeiture of the premises by reason of such nonpayment. Upon a final determination of the validity of such lien or claim, Tenant shall pay promptly any judgment or decree rendered against Tenant or Landlord, with all proper costs, charges and reasonable attorneys' fees, and shall cause such lien or liens to be released of record without cost to Landlord.

Sec. 207 Tenant shall pay as additional rent when due and payable and before they become delinquent all taxes (other than income taxes, or corporate franchise or capital stock taxes of Landlord, and all other taxes of Landlord similar in nature thereto), all assessments, water rates, meter charges and other charges, extraordinary as well as ordinary, and other public charges which during the term hereof or any extension shall be charged, levied, assessed, imposed, become a lien or grow due or payable upon or on account of said premises or any appurtenances thereof, by virtue of or under any present or future law or requirement of any governmental or quasi-governmental body or authority; and all charges for water, gas and electricity, light or power, or other service furnished to said premises thereof during said term and any extension period; and all fees and charges of any public, governmental or quasi-governmental body or authority, for construction, maintenance, occupation or use during said term or any renewal period. Tenant shall, on the payment thereof and without demand, produce and exhibit to Landlord receipts, by proper officials, showing such payments; except, however, that the taxes for the tax year in which the tenancy hereunder ends, shall be apportioned, and Tenant shall pay to Landlord or in accordance with Landlord's direction as and when such taxes for said last year become due, such proportion thereof respectively as the part of such year included in the tenancy hereunder bears to the full year. Tenant may, however, defer the payment of any such tax, assessment or other charge so long as the validity or the amount thereof shall be contested by Tenant in good faith and by appropriate legal proceedings, provided that neither the premises nor the lien of such tax, assessment or other charge be meanwhile advertised for sale because of such non-payment, and provided further that Tenant, if requested by Landlord, shall have furnished to Landlord security satisfactory to Landlord and in an amount satisfactory to Landlord not exceeding double the amount of the tax, assessment or other charge so contested and securing Landlord against the payment of such tax, assessment or other charge so contested and against any and all loss, damage or penalty whatsoever in anywise arising from the failure of Tenant to pay the same. If Tenant, in violation of any provision of this lease, shall fail to pay or discharge any such tax, assessment or other charge, Landlord may (but shall not be obliged to) pay or discharge the same, and the amount paid by Landlord, with all expenses, interest and penalties connected therewith, shall be repaid by Tenant on demand. For all purposes under this lease and in any suit of any kind between the parties hereto, any receipt showing the payment of any such tax, assessment or other charge signed by any public or other official authorized to give similar receipts shall be presumptive evidence against Tenant that the amount of such payment was due and payable and that such tax, assessment or other charge was a valid and existing lien on the leased premises at the time of such payment.

Sec. 208 It is intended that the rent provided for in this lease shall be an absolutely net return to Landlord for the term of this lease and any extension term, free of any expenses or charges with respect to the premises, including taxes and assessments now imposed upon or related to the premises commonly known as real estate taxes, and any taxes and assessments whether by way of an income tax or otherwise which may be levied, assessed or imposed by the state in which the premises are located or by any political or taxing subdivision thereof upon the income arising from the rents provided herein in lieu of or as a substitute for taxes and assessments imposed upon or related to the premises and commonly known as real estate taxes, and that Tenant, and not Landlord, shall be required to, and shall pay such taxes and assessments.

Sec. 209 In the event that Landlord mortgages, or otherwise encumbers its land, buildings, structures and improvements as included in the premises described in Exhibit "A" hereof, Landlord shall procure an agreement from such mortgagee, or the holder of such an encumbrance, by the terms of which such mortgagee or holder will agree to give written notice to Tenant of default under such mortgage or encumbrance in sufficient time to permit Tenant to cure said default in order to avoid any foreclosure or other sale under and by virtue of such mortgage or encumbrance and an opportunity to Tenant to bid for said property at such sale, provided, however, that so long as the mortgagor or encumbrancor is not in default under any such mortgage or encumbrance, the rights of Tenant under this lease shall in nowise be abridged, limited or voided in any respect, and so long as Tenant is not in default under any of the terms and conditions of this lease and has not prepaid any rent, Tenant's possession shall not be disturbed.

            Tenant shall have the right to use the rent provided for under this lease to cure any defaults under such mortgage or encumbrance, payment to be made by Tenant in such an event to the holder or holders of record of such mortgage or encumbrance, such right, however, to be limited only to a first mortgage or an encumbrance which is a first lien on Landlord's land, buildings, structures and improvements.

                             ARTICLE 3 - INSURANCE

Sec. 301 Tenant, at its own cost and expense, will procure and maintain fire insurance with extended coverage in companies satisfactory to Landlord and in amounts which shall be not less than the replacement value of Landlord's building(s) and the fixtures, machinery and equipment belonging to Landlord as set forth in Section 102 to cover Landlord's interests. The replacement value of the items to be covered by insurance shall be determined at each anniversary date of this lease or any extension period thereof.

            Tenant, at its own cost and expense, will procure and maintain war damage insurance as may be available through the United States Government or any agency thereof to cover Landlord's interests if Landlord so elects. If Tenant shall fail to procure such insurance, Landlord may do so and charge the same to Tenant as additional rent and the same may be demanded and collected as such from Tenant.

            Such policies shall name Landlord as its interest may appear, and shall provide for at least five (5) days' notice to Landlord before cancellation.

            Such policies or certificates thereof shall be delivered to Landlord by Tenant.

Sec. 302 Tenant, at its own cost and expense, will provide and keep in force insurance on boilers and pressure vessels covering Landlord's building(s), structures, improvements and fixtures on the premises in an amount not less than Two Hundred Thousand Dollars ($200,000.-) and in companies satisfactory to Landlord. Such policies shall name the Landlord as the insured or as additional insured, and shall provide for at least five (5) days' notice to Landlord before cancellation. Such policies or certificates thereof shall be delivered to Landlord.

Sec. 303 Tenant, at its expense, shall provide and keep in force for the benefit of Landlord comprehensive general liability insurance in which Landlord shall be named as an additional assured with minimum limits of liability in respect of bodily injury of $250,000 for each person and $1,000,000 for each occurrence and in respect of property damage of $100,000 for each occurrence. Such policies shall cover contractual agreement, the entire premises, including any elevators thereon, railway sidings, and any sidewalks, streets and ways adjoining the premises; shall be issued by insurance companies and in form satisfactory to Landlord; shall provide for at least five (5) days' notice to Landlord before cancellation. Such policies or certificates thereof shall be delivered to Landlord.

Sec. 304 If Tenant carries a blanket liability policy or policies protecting against liability occasioned by accident or disaster at various locations, delivery by Tenant to Landlord of a certificate or certificates issued by the insurance company or companies writing such policy or policies, stating that Landlord is protected thereunder to the extent specified in Section 303, and that (to the extent of the coverage of Landlord thereunder) such policy or policies shall not be amended, modified or cancelled without Landlord's consent, shall be deemed a compliance by Tenant with the foregoing requirement with respect to carrying of liability insurance.

            All premiums and charges for all of the aforesaid insurance recited in this lease shall be paid by Tenant, and if Tenant shall fail to make any such payment when due, Landlord may make such payment and the amount thereof shall be demandable and collected as additional rent hereunder.

Sec. 305 In case of loss or damage in whole or in part to any building or structure at any time on the leased premises by fire or other casualty, Tenant will restore, rebuild or replace any such building or structures in such manner as shall make the same, or the substitute therefor, as nearly as practicable of the same character and condition as before such loss or damage, with any alterations or changes approved in writing by the Landlord, and according to plans and specifications which Tenant shall submit to Landlord for approval and which may be approved by Landlord (such approval not to be withheld unreasonably), and in conformity with law and all ordinances, regulations and requirements of all federal, state and municipal departments or authorities having jurisdiction thereof.

            In such case this lease shall not terminate and Tenant's liability for the rent and all other payments and covenants herein provided for shall continue without abatement. Also, a sum equal to the insurance money received by Landlord and/or Tenant shall be deposited by it or them as such insurance moneys are paid in such bank or trust company as Landlord and Tenant may select, to be held by them in an escrow account and, subject to the limitations herein contained, shall be applied to the cost of such rebuilding, restoration or replacement as such work shall proceed. All such funds shall be withdrawn on joint signature of Landlord and Tenant. Such application shall be made only pursuant to certificates of Tenant reasonably satisfactory to Landlord. Each such certificate shall certify the cost of the work done at the date thereof and not included in any previous certificate. If the total amount of insurance moneys so received is insufficient to pay the entire cost of restoration, rebuilding or replacement, Tenant shall pay the deficit. If Landlord fails to make the aforesaid deposit, Tenant shall have the right to make any payment which would otherwise be payable out of the funds so to be deposited and to deduct all amounts so paid, with interest at the rate of six percentum (6%) per annum, from the rental next becoming due under the provisions hereof, until the full amount so paid shall have been deducted. This remedy, however, shall not prevent Tenant from recovering from Landlord, by action or otherwise, the full amount of such payments to the extent that deductions have not actually been made.

            In case the insurance moneys so received exceed the amount spent in such restoration, rebuilding, or replacement, such excess shall be paid over to Tenant.

            In case of termination of this lease after a default by Tenant, all such funds shall be applied by Landlord, but without the necessity of Tenant's consent, in the following order:

            (1)   such amount as is necessary to
                  repair the property;

            (2)   such amount as is necessary to
                  cure Tenant's default; and

            (3)   toward Tenant's future liability
                  to Landlord.

                    ARTICLE 4 - TITLE, CONDITION AND USE OF
                                PREMISES, INDEMNITY, ASSIGNMENT

Sec. 401 During the term of this lease Tenant shall promptly observe and, at Tenant's own expense, comply with and execute all present and future laws, rules, requirements, orders, directions, ordinances and regulations of the State, Township or Municipality in which the leased premises are situated, and of the United States of America, and of any other governmental or quasi-governmental body, authority or agency, and of all municipal departments, bureaus, boards or officials of said Town of Bremen and of the local or regional Board of Fire Underwriters, and the local or regional Fire Insurance Exchange and Casualty Insurance Exchange, or any other boards or organizations exercising similar functions, concerning said premises, or the sidewalks or streets in front thereof, or the vaults, passageways, franchises or privileges appurtenant thereto or connected with the enjoyment thereof, and shall, at Tenant's own expense, make any and all improvements thereon or alterations thereto, structural or otherwise, that may be required after occupancy by Tenant or at any time thereafter by any such future law, rule, requirement, order, direction, ordinance or regulation, except as stated in Section 101 with respect to defects which shall be the responsibility of the Landlord. Tenant may, however, defer complying with and executing any such rule, requirement, order, direction, ordinance or regulation, so long as the validity thereof shall be contested by Tenant in good faith and by appropriate legal proceedings, provided that no proceedings for the enforcement of any penalty be commenced against Landlord, and further provided that Tenant, if requested by Landlord, shall have furnished to Landlord security reasonably satisfactory to Landlord, in an amount reasonably satisfactory to Landlord, securing Landlord against all expense for complying with or executing such rule, requirement, order, direction, ordinance or regulation so contested, and against any and all loss, damage or penalty whatsoever in anywise arising from failure to comply with and execute the same. If Tenant, in violation of the foregoing provisions, shall fail to comply with and execute any such law, rule, requirement, order, direction, ordinance, or regulation, Landlord may (but shall not be obliged to) comply with and execute the same, and the amount paid by Landlord in order to do so, with all expenses, interest and penalties connected therewith, shall be repaid by Tenant on demand. For all purposes under this lease and in any suit of any kind between the parties hereto, any receipt showing any payment for any work so done or material so furnished, shall be presumptive evidence against Tenant that the amount of such payment was necessary and reasonable.

            Except as herein otherwise provided, Landlord shall not be responsible for any defect, latent or otherwise, or for any change of conditions in the premises or the buildings or improvements thereon, or for any damage thereto, or to any person or persons or to goods or other things contained therein, by reason of any manner of thing whatsoever subsequent to Tenant's occupancy thereof, Tenant hereby assuming all the risk, responsibility and liability with reference to the condition, tenantability, management, operation and control of the leased premises subsequent to Tenant's occupancy.

            Tenant shall indemnify and save Landlord harmless against and from any and all claims by or in behalf of any person, persons, corporation, corporations or governmental authority arising from the conduct or management of or front any work or thing whatsoever done in or about the leased premises or any building or structure thereon or the equipment thereof from the date of such occupancy and during the remainder of the term of this lease or any extension thereof or arising after such occupancy and during the remainder of such term or any extension thereof from any condition of any street or sidewalk adjoining said premises or any vaults, passageways or spaces therein or appurtenant thereto, or arising from any act or negligence of Tenant or any of the agents, contractors or employees of Tenant or arising from any accident, injury or damage whatsoever, however caused, to any person or persons or to the property of person, persons, corporation or corporations, occurring subsequent to Tenant's occupancy and during the remainder of such term or any extension thereof, in or about the leased premises, or upon or under the sidewalks or streets in front thereof, and from and against all costs, reasonable counsel fees, expenses and liabilities in or about any such claim or any action or proceeding brought thereon, except such claims, expenses and liabilities arising out of defects for which Landlord is responsible under the provisions of Section
101. In case of any action or proceeding brought against Landlord by reason of any such claim, Landlord shall give written notice thereof to Tenant, and for those things for which Tenant shall or may be liable, Tenant shall resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord or to any insurance company which shall have written insurance against any such liability in policies held and protecting Landlord. Nothing in this Section 401 contained, however, shall be deemed to be an indemnification against, nor to relieve Landlord for responsibility for any accident, injury or damage caused by the negligence of Landlord, its employees or agents.

Sec. 402 Tenant shall have the peaceful and quiet use of the premises for any lawful purpose without hindrance on the part of Landlord, and Landlord shall warrant and defend Tenant in such useful and quiet use against the lawful claims of all persons claiming by, through or under Landlord.

Sec. 403 If the use of the premises for any purpose should be prohibited or prevented by any public authority for any reason other than condemnation, this lease shall not be thereby terminated, nor shall Tenant be entitled by reason thereof to surrender the premises, or to abatement or reduction in rent, nor shall the respective obligations of Landlord and Tenant be affected.

Sec. 404 Neither this lease nor the term hereby demised nor any part thereof nor any right hereby vested in Tenant shall at any time be assigned or transferred in any manner whatsoever unless Tenant shall deliver or cause to be delivered to Landlord an agreement in writing in and by which the assignee or transferee shall be obligated fully to perform all the terms, covenants, conditions and provisions of this lease. No assignment or transfer shall be valid for any purpose whatsoever until such an agreement has been delivered to Landlord. Except in the case of an assignment of Tenant's rights hereunder to, and an assumption of Tenant's obligations hereunder by an assignee acceptable to and approved in writing by Landlord, no assignment or transfer shall in any manner whatsoever operate to relieve or release Tenant or any other person, firm or corporation from any obligation hereunder; but during any extension period after the expiration of the original term of this lease, Landlord will not unreasonably withhold its approval of any such assignee assuming Tenant's obligations, and upon such approval and assumption Tenant named herein shall be relieved from all further obligations under this lease for such extension period.

                  ARTICLE 5 - BANKRUPTCY, DEFAULT, ABANDONMENT

Sec. 501 If at any time during the tern of this lease or any extension period, Tenant, finally and without further possibility of appeal or review,

            (1)   is adjudicated a bankrupt or insolvent, or

            (2) has a receiver appointed for all or substantially all of its business or assets on the ground of Tenant's insolvency, and such receiver is not discharged within one hundred eighty
                  (180) days, or

            (3) has a trustee appointed for it after a petition has been filed for Tenant's reorganization under the Bankruptcy Act of the United States, known as the Chandler Act, or any future law of the United States having the same general purpose, and such trustee is not discharged within one hundred eighty (180) days, or

            (4) shall make a voluntary assignment for the benefit of creditors,

then, and in any such event, Landlord shall have the right, at its election, then or at any time thereafter (provided that the condition shall continue), to give Tenant notice of Landlord's intention to terminate the lease and all of Tenant's rights hereunder, on a date specified in such notice, which date shall be not less than ten (10) days after the date of the mailing or giving of such notice, and on the date specified in such notice the term of this lease, and all rights granted to Tenant hereunder, shall come to an end as fully as if such date were the last day of the whole term hereinabove specified. In any such event, the rights and obligations of the parties shall be governed by Section 503 of the Agreement of Lease.

            Tenant shall not commence or make or procure to be commenced or made any action, proceeding or application for the purpose of having Tenant declared a bankrupt or insolvent, or of procuring the appointment of a receiver or trustee of the property of Tenant, which shall include the term hereby granted, or the extension period should Tenant have elected to extend its tenancy, or any of the rights hereby vested in Tenant. In case any receiver shall at any time be appointed of any of the property of Tenant, including the term hereby granted or such extension period, or any of the rights hereby vested in Tenant, Tenant shall use reasonable diligence to procure the discharge of such receivership so far as it affects such term, extension period or rights.

Sec. 502 Whenever under the terms of this lease Tenant shall be obliged to make any payment whatsoever, and if the same shall not be paid within thirty (30) days after .it is due and payable, Landlord may (but shall not be obliged to) make such payment, and all amounts so expended by Landlord or expended by Landlord pursuant to Section 206, and all other amounts in addition to the rental which Tenant shall be required to pay to Landlord, either by reason of default of Tenant or otherwise, shall become and be considered as additional rental reserved hereunder, and shall be payable, except insofar as herein specifically provided to be paid earlier, with the next accruing installment of the rent herein reserved, and shall be collectible as rental; and in the event of the non-payment thereof, Landlord shall have any and all remedies that would be available to Landlord in the event of the non-payment of the rent.

Sec. 503 In the event of the desertion or abandonment of the premises, or in the event that default be made by Tenant for thirty (30) days after notice and demand in any payment due to Landlord, or in the event that breach or default be made by Tenant for thirty (30) days after notice and demand in any of the covenants, agreement or conditions herein contained, Landlord shall have the right forthwith to re-enter the leased premises, either by force or otherwise, and dispossess and remove therefrom Tenant and other occupants thereof and all their effects not previously removed by them and to hold said premises as if this lease had not been made; and Tenant hereby expressly waives the service of notice of intention to re-enter or of instituting legal proceedings to that end.

            In case of any breach or default of Tenant followed by re-entry by Landlord, or in case Tenant shall be dispossessed for any cause by or at the instance of Landlord, or in the event that Landlord shall obtain possession of the premises in any manner after any breach or default by Tenant, the rental shall be paid pro-rata up to the time of such re-entry, dispossession or cessation of the term; and thereafter Landlord shall have the right to sue for and recover all rents and other sums accrued up to the time of such re-entry, dispossession or cessation of the term, including damages arising out of any breach on the part of Tenant, and Landlord may relet the premises or any part or parts thereof either in the name of Landlord or otherwise for a term or terms which may, at Landlord's option, exceed the period which would otherwise have constituted the balance of the term of this lease and of the extension period. Landlord will make reasonable and diligent efforts to rent the premises. In such event, Tenant or the successors of Tenant shall also pay to Landlord any and all deficiency there may be between the rent and all other sums or payments hereby reserved or covenanted to be paid by Tenant and the net amount of rents and other sum or sums collected on account of leases of the premises (after deducting from the gross receipts the expenses of every kind of Landlord in connection with letting said premises, together with all counsel fees and also all other expenses, costs and payments which, in accordance with the terms of this lease, would have been borne by Tenant), for each month of the period which would have constituted the balance of the term of this lease, or the balance of the term of any extension period. Such amounts to be paid by Tenant, in whichever case they may become payable, shall be paid in monthly installments by Tenant as determined by statements rendered by Landlord to Tenant, and any suit brought to collect the amount of the deficiency so determined for any period shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent period by a similar proceeding. Notwithstanding the termination of this lease, the dispossession of Tenant or the re-entry by Landlord, the liability of Tenant under the provisions of this lease shall continue. Landlord shall also have the right without resuming possession of the premises or terminating this lease, to sue for and recover all rents and other sums, including damages, at any time and from time to time accruing hereunder.

            No right of redemption shall be exercised under any present or future law in case Tenant shall be dispossessed for any cause, or if Landlord shall in any other manner obtain possession of the premises in consequence of any breach or default of Tenant, any and all right of redemption being hereby expressly waived by Tenant.

            Any installment of rent or other amounts due to be paid as additional rental overdue for a period more than thirty (30) days after notice and demand shall bear interest at the rate of six per centum (6%) per annum until paid.

Sec. 504 In addition to any and all other remedies the Landlord may restrain any threatened breach of any covenant, condition or agreement herein contained, but the mention herein of any particular remedy or right shall not preclude Landlord from any other remedy or right it may have either in law or equity, or by virtue of some other provision of this lease; nor shall consent to one act, which would otherwise be a violation, or waiver of, or redress for one violation, either of covenant or condition, prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation. Receipt by Landlord of rent or other payment from Tenant or from anyone other than Tenant shall not be deemed to operate as a waiver of any rights of Landlord to enforce the payment by Tenant of any rent or other payment previously due or which may thereafter become due or of any rights of Landlord to terminate this lease or to exercise any remedy or right which might otherwise be available to Landlord.

Sec. 505 Subject to the provisions of Section 602 hereof, all alterations, renewals, replacements or improvements of and additions to any buildings, structure or equipment on or appurtenant to the premises made or provided by Tenant and all buildings erected by Tenant shall immediately be and become the property of Landlord, free from any right of Tenant therein, except as lessee hereunder, and Tenant shall have no right to compensation for any thereof.

                       ARTICLE 6 - ADDITIONAL CONSTRUCTION

Sec. 601 In the event Tenant desires the construction of a permanent addition to the building now located on the site, or desires an additional permanent building erected upon the site, it is the present intention of the parties hereto that Landlord and Tenant will endeavor to reach an agreement as to the construction of same and the terms of a lease therefor including the rental to be paid by Tenant for such increased facilities.

            If Landlord and Tenant cannot agree as to the construction by Landlord of a permanent addition to the building or of an additional permanent building on the site, and the lease terms with respect thereto, and if said disagreement continues for a period of one hundred and twenty (120) days after the making of any such request by Tenant to Landlord, Tenant may at any Lime thereafter, upon written notice to Landlord, elect in writing to purchase from Landlord within sixty (60) days after such notice sufficient of Landlord's land free and clear of the lien of any mortgage or encumbrance but with appropriate easements in favor of Tenant to accommodate Tenant's proposed construction and at the then fair market price for such land. If Landlord and Tenant cannot agree on a fair market price for such land, then the determination of the amount which is a fair market price shall be determined by arbitration, the arbitrators and the proceedings of arbitration to be selected and conducted as set forth in
Section 701. From and after any such land purchase by Tenant from Landlord, the rent payable by Tenant to Landlord shall be modified to exclude rental payments for the land on the basis that for each acre purchased the rent payable by Tenant to Landlord shall be reduced in the monthly amount of Fifteen and no/l00 Dollars ($15.00) during the remainder of the initial term of the lease, and during any extension term.

            Upon the termination of this lease, either at the end of the original term or at the end of the extension period, as the case may be, Tenant shall, at its own cost and expense, cause any necessary party wall or walls to be constructed to separate Landlord's buildings from any of Tenant's buildings, and any other buildings belonging to any other person as may be required, and Tenant will also perform at its own cost and expense each and every act including such removal of Tenant's buildings as may be required by any governmental body whether by way of zoning requirements, building requirements, health and sanitary requirements, and/or any other requirements so that thereafter Landlord nay have the full and complete use of its premises and buildings undisturbed by any act of Tenant.

            Nothing herein shall preclude Tenant from exercising the privileges granted Tenant in Section 602.

Sec. 602. In the event Tenant desires to construct any additional facility on any unimproved portion of the demised premises or any permanent addition to any building constructed thereon, or to make any structural alteration to any such buildings or additions, Tenant may do so at Tenant's cost and expense, provided

            (1) the prior written consent of Landlord (which shall not be unreasonably withheld) is obtained if such additions and new construction will cost more than Twenty-Five Thousand Dollars ($25,000.00)

            (2) such additions or new construction will be of a type which would not detract from the improvements then erected and would not diminish the value of the leased premises;

            (3) notice of any proposed construction work costing more than Ten Thousand Dollars ($10,000.) is given to Landlord; and

            (4) a copy of the plans and specifications therefor shall be furnished to Landlord upon its request.

            Tenant shall make such structural alterations or additions as may be required by governmental authority having jurisdiction to require the same.

            In the event Tenant constructs any additional facilities or permanent additions to any building on the demised premises, Tenant may make use of the foundations and structural parts of the building(s) owned by Landlord, in order to serve the adjoining facilities or improvements, provided, however, such use is made without structural damage to any building erected on the premises.

            In the event Tenant, at its own cost and expense, constructs any such facilities or additions to any building on the demised premises, Landlord shall not have any title or property interest in the same prior to the termination of the lease, and shall receive no additional rent therefor. Upon the termination of the lease and without further act of any kind by Tenant or Landlord, the complete title and ownership in such additional facilities or permanent additions, consistently with Section 102, shall vest in Landlord and become its property.

                            ARTICLE 7 - CONDEMNATION

Sec. 701 In the event that the whole of the leased premises (all of the land and the buildings and structures on the land) is taken in condemnation proceedings or by any right of eminent domain, this lease and the terms as well as any extension period hereby granted shall cease, terminate and expire upon the date of the vesting of title pursuant to such proceedings or the taking of possession of the premises in connection with the exercise of any right of eminent domain, whichever shall be earlier. The award for such taking shall be paid to Landlord.

            Any unearned rent paid in advance by Tenant shall be refunded to Tenant, provided that all of the obligations of Tenant hereunder shall have been performed to such date.

            In the event that a part but less than whole of leased premises is so taken during the term hereof or any extension period thereof, this lease shall not cease or expire, but it and all of the terms, provisions and obligations of Tenant hereunder shall continue in full force and effect without diminution or abatement of rent except as hereinafter expressly set forth. Any and all awards which shall or may be made for such taking, shall be paid and applied, after payment of reasonable and necessary costs to secure any such award or awards, for the following purposes and in the following order:

            (1) To return the buildings and structures to a condition usable for Tenant's purposes.

            (2) Any excess to provide additional building space, which may be larger or smaller than the building taken, if Tenant so elects.

            (3) To the extent that the award funds are not applied and expended for items set forth in Subsections (1) and (2) above, the excess shall be paid to Landlord and applied by Landlord toward the reduc-tion of the total remaining rent called for to be paid by Tenant to Landlord under Section 202 throughout the remaining initial term if such taking should then occur, or under
                  Section 203 through the remaining years of the fifteen (15) year extension period if such taking shall then occur. In such cases the future rents payable by Tenant to Landlord shall be reduced:

                  (a) with respect to the remaining years of the initial term by a monthly amount which when discounted at six per centum (6%) will equal such excess, in which event the rents for the renewal term shall not be affected;

                  (b) with respect to the remaining years of the fifteen (15) year extension period by a monthly amount which when discounted at six per centum (6%) will equal such excess.

            (4) Any additional excess after the application of award funds under Subsections (1), (2) and (3) shall be retained by Landlord.

            If all or any portion of the premises shall be taken in condemnation proceedings or by right of eminent domain for governmental occupancy for a limited period, this lease shall not terminate, cease or expire, and Tenant shall continue to perform and observe all of its obligations hereunder as though such taking had not occurred, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the authority which exercised such rights.

            In the event of such taking as referred to in the preceding paragraph, Tenant shall be entitled to receive the entire amount of any award for such taking (whether paid by way of damages, rent or otherwise) if the period of government taking is not to extend beyond the original term hereof. If the period of government taking shall extend beyond the original term hereof, and if and to the extent that Tenant elects to renew this lease, then for the period of the extension, Tenant shall be entitled to receive the entire amount of any award for such taking as shall cover the extension period elected by Tenant. Any portion of any award for such taking to which Tenant is not entitled, net of necessary and proper expenses to secure the same, shall be paid, used, applied and apportioned in an equitable manner, applying the principles set forth herein with respect to total or partial taking of the leased premises. If the parties shall fail to agree upon such application and apportionment, the matters in dispute shall be submitted to a panel of three (3) arbitrators, one to be chosen promptly by each party hereto, and the two so chosen to choose a third arbitrator. If within ten (10) days after the two are so chosen they are unable to agree upon a third arbitrator, he shall be chosen by the American Arbitration Association. The arbitration proceedings shall be conducted under the rules and procedures of said Association.

            The award and decision on any matter in dispute shall be made by at least a majority of the arbitrators; any such award and decision shall be final and binding on Landlord and Tenant. The arbitrators shall not have the power to alter, amend, modify, change or add to this lease, but shall be limited to the application and interpretation thereof.

            Each party shall pay the cost of the arbitrator selected by such party and all of its own costs including those of its witnesses. All remaining costs shall be borne equally by the parties.

            Tenant shall not be entitled to compensation or damage in any form from Landlord by reason of being deprived of the premises or any part thereof as a result of condemnation or the exercise of the right of eminent domain.

            Any award for any other item shall belong to Tenant.

                            ARTICLE 8 - MISCELLANEOUS

Sec. 801 Landlord shall have the right at any reasonable time during the last six (6) months of the original term to enter upon the premises to exhibit the same for purposes of sale and to place signs on conspicuous portions of the building advertising the same for rental or for sale unless extension notice has been given by Tenant, to Landlord. In the latter case, Landlord shall have, during the last six (6) months of the extension period, the same rights and privileges of entering the premises and exhibiting them as recited immediately above.

Sec. 802 Landlord shall have the right to sell or transfer the premises subject to this Agreement of Lease. In the case of such sale or transfer if a purchaser's interest in the premises shall be less than Landlord's entire interest, Landlord will designate or cause to be designated a single person or corporation, bank, trust company or fiduciary organization to whom or to which Tenant shall pay rent and be otherwise responsible for the performance of its obligations under this Agreement of Lease without obligation on the part of the Tenant to see to the application of such rent payments and without obligation on the part of the Tenant to be otherwise responsible than to such designee for the performance of its obligations hereunder.

Sec. 803 Except as may be herein otherwise provided, at the expiration of the original term hereof, or any extension period, Tenant shall and will peaceably quit and surrender possession of the premises with all the improvements and additions thereto broom clean and in good condition, reasonable wear and tear excepted, and without notice of any description, and all notice to quit and vacate being hereby expressly waived, any law, custom or usage to the contrary notwithstanding.

Sec. 804 Tenant shall have no right, power or authority and nothing herein contained shall be construed to give Tenant any right, power, or authority to do any act or make any contract which may create or be the foundation for any lien upon the estate reversions or interest of Landlord in the leased premises.

Sec. 805 Notice, demands, and communications hereunder to the Tenant or to the Landlord shall be validly and sufficiently served, given or made if mailed by registered mail, with postage prepaid, and if intended for Tenant addressed to Tenant at P.O. Box 6731, Philadelphia, Pennsylvania, 19132, or if intended for Landlord, c/o Fidelity-Philadelphia Trust Company, 135 South Brood Street, Philadelphia, Pennsylvania, 19109.

            Either party may designate, by notice in writing, a new address, to which any such notice, demand or communication shall thereafter be so addressed and mailed.

Sec. 806 Neither this lease nor any of the terms, covenants, provisions or conditions herein contained shall be altered, modified, cancelled or discharged, except by a written agreement signed by the parties hereto.

Sec. 807 If, after default in payment of rent, or violation or breach, or default in the performance of any other covenant or provision of this lease, or upon the expiration of the term hereof or any extension period, Tenant removes or is dispossessed from, or abandons the leased premises and fails to remove any trade fixtures, machinery or other property belonging to it prior to the issuance of the final order or execution of the warrant of dispossess, then the said trade fixtures, machinery, or other property shall be deemed abandoned by Tenant and shall become the property of Landlord.

Sec. 808 Upon request of either of the parties hereto, they will enter into a short form lease for recording purposes.

Sec. 809 The descriptive headings in this lease are inserted for convenience only and do not constitute a part hereof.

Sec. 810 If requested by Landlord, Tenant shall upon termination of this lease execute and deliver to Landlord an appropriate release in proper form for recording of all of Tenant's interests in the premises.

Sec. 811 This Agreement of Lease is entered into by Landlord with Tenant without any restrictions on the part of the Landlord to do so and, except as herein stated, without any responsibility or liability on the part of the Landlord to third parties concerning the granting of this lease and the terms hereof.

Sec. 812 Subject as herein recited, the provisions hereof shall apply to, be binding upon and enure to the benefit of the parties hereto, their respective successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Lease in two counterparts, each of which may be considered an original part, Landlord and Tenant by their respective duly authorized officers, their respective corporate seals impressed hereon, duly attested, all as of the day and year first above written.

                                    BREM, INC.


Attest: /s/ [ILLEGIBLE]          By: /s/ [ILLEGIBLE]
       ------------------------     ------------------------
             Secretary                    President

                                    SKF INDUSTRIES, INC.


Attest: /s/ [ILLEGIBLE]          By: /s/ [ILLEGIBLE]
       ------------------------     ------------------------
             Secretary                    President

COMMONWEALTH OF PENNSYLVANIA :
                             :  ss.
COUNTY OF PHILADELPHIA       :

            On this the 16th day of February 1965, before me, JOHN C. LINN, JR., the undersigned officer, personally appeared John G. Parsons, Jr., who acknowledged himself to be the President of BREM, INC., a corporation, and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             /s/ JOHN C. LINN JR.,
                                    -------------------------------------
My commission expires:                           Notary Public

                                          JOHN C. LINN JR., Notary Public
                                          PHILA PHILA. COUNTY [ILLEGIBLE]
                                         My Commission Expires [ILLEGIBLE]


COMMONWEALTH OF PENNSYLVANIA :
                             :  ss.
COUNTY OF PHILADELPHIA       :

            On this the 4th day of February 1965, before me, Margaret E. Roth, the undersigned officer, personally appeared Wm. J. Wiley, who acknowledged himself to be the Vice President of SKF Industries, Inc., a corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President,

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                          /s/ Margaret E. Roth
                                    -------------------------------------
My commission expires:                         Notary Public
   November [ILLEGIBLE], 1965

                   EXHIBIT "A" TO LEASE DATED NOVEMBER 1, 1964

                                     Between

                                   BREM, INC.

                                       and

                              SKF INDUSTRIES, INC.

      ALL THAT CERTAIN lot or piece of ground with the building and improvements thereon erected situate in the Town of Bremen, Indiana, consisting of approximately ten and one quarter (10-1/4) acres of ground and described in accordance with a survey thereof dated September 25, 1964 by Frank E. Kleinke, Licensed Land Surveyor of the State of Indiana, as follows:

      Beginning on the center line of U.S. Highway #6 (Sixty (60') feet wide) Four Hundred Ten (410') Feet East of the West line of the Northeast Quarter (NE 1/4) of Section 34, Township 35 North, Range 3 East; thence due East on said center line Three Hundred Ten (310) Feet to a point Six Hundred Thirty (630') Feet West of the Intersection of the center line of Liberty St. and the center line of said Highway #6; thence South O(degree)11'20" East (parallel with said West Quarter section line One Thousand Two Hundred Seventy-three and One Tenth (1,273.1') Feet to the North line of Grant St. extended; thence North 89(degree) 46'40" West Three Hundred Sixty (360') Feet; thence North 0(degree) ll'20" West Eight Hundred Four and Five Tenths (804.5') Feet; thence due West Four and Nine Tenths (4.9') Feet; thence North 0(degree) ll'20" West Two Hundred One and One Tenths (201.1') Feet, and along the East line of a building extended; thence due East Fifty-four and Nine Tenths (54.9') Feet; thence North 0(degree) ll'20" West Two Hundred Sixty-eight and Nine Tenths (268.9') Feet to place of beginning; containing Ten and Twenty-four Hundredths (10.24) Acres, more or less, all in the Northeast Quarter (NE 1/4 of Section 34, Township 35 North, Range 3 East, in the Town of Bremen, Indiana. Subject to the existing Highway right-of-way of U.S. No. 6.

      TOGETHER with all easements, improvements, tenaments, appurtenances, hereditaments, ways of ingress and egress and water courses to, on under or over such land and all rights and privileges belonging or in any way appertaining to such premises, subject to any restrictions, easements now existing, and to any zoning and governmental regulations now or hereafter in effect affecting said land and the building or structure thereon and as well as any additional buildings or structures which may be erected at any time during the term of the lease of which this Exhibit "A" forms a part or any extension of said lease.

                                      LEASE              MISC. RECORD 00 PAGE 17

                                      70304

      This Lease made, in duplicate, as of the 1st day of November, 1964, between BREM, INC., an Indiana corporation (hereinafter called "Landlord") and SKF INDUSTRIES, INC., a Delaware corporation, qualified to do business in Indiana, (hereinafter called "Tenant"),

                                 - WITNESSETH -

      For and in consideration of the sum of One Dollar and other valuable consideration paid and to be paid and performed by Tenant to Landlord, Landlord leases unto Tenant, and Tenant rents from Landlord, upon the terms and conditions and subject to the limitations more particularly set forth in a certain Agreement of Lease between Landlord and Tenant, bearing even date herewith, (hereinafter called the "Agreement") the premises described in Exhibit "A" attached hereto and made a part hereof:

      Together with all the easements, improvements, tenements, appurtenances, hereditaments, fixtures, rights and privileges thereto belonging or in any way appertaining and subject to any restrictions, easements, and to any zoning and governmental regulations now or hereafter in effect, relating to or affecting the leased premises.

      TO HAVE AND TO HOLD the above described premises for a term commencing November 1, 1964 and ending at noon July 16, 1987, with the privilege of a further term of fifteen (15) years at the option of the Tenant, unless sooner terminated as in the Agreement provided.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease through their respective authorized officers, and their respective corporate seals impressed.

                                    BREM, INC.


Attest: /s/ [ILLEGIBLE]          By: /s/ [ILLEGIBLE]
       ------------------------     ------------------------
             Secretary                    President

                                    SKF INDUSTRIES, INC.


Attest: /s/ [ILLEGIBLE]          By: /s/ [ILLEGIBLE]
       ------------------------     ------------------------
             Secretary                   Vice President

 [SEAL of BREM, INC.]

 [SEAL of SKF INDUSTRIES, INC.]